Exhibit 3.2

BYLAWS

OF

KRAFT FOODS GROUP, INC.

(a Virginia Corporation (the “Corporation”))

ARTICLE I

OFFICES AND AGENT

Section 1.1. Registered Office and Agent. The Corporation shall maintain a registered agent in the Commonwealth of Virginia and shall have a registered office whose business office is identical to the registered office.

Section 1.2. Other Offices. In addition to its registered office, the Corporation also may have office(s) at any other place or places, within or without the Commonwealth of Virginia, as the Board of Directors may from time to time select or as the business of the Corporation may require or make desirable.

ARTICLE II

SHAREHOLDER MEETINGS

Section 2.1. Annual Meetings. The annual meeting of the shareholders shall be held at such time and place and on such date in each year, within or without the Commonwealth of Virginia, as may be determined by the Board of Directors and as shall be designated in the notice of the meeting. The purpose of the annual meeting is to elect the Board of Directors and to transact any other necessary business.

Section 2.2. Special Meetings. Special meetings of the shareholders may be called for any purpose and may be held within or without the Commonwealth of Virginia at the time and place stated in the notice of the special meeting. The business conducted at special meetings shall be limited to the purpose or purposes stated in the notice. Special meetings of the shareholders, unless otherwise provided by law or by the Articles of Incorporation, may be called by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

Section 2.3. Notice of Meetings. Notice of any meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting in any manner permitted by the Virginia Stock Corporation Act (the “VSCA”). However, if an amendment of the Articles of Incorporation, a plan of merger or sale exchange, a plan of dissolution, a plan of domestication or entity conversion or a proposed sale of all or substantially all of the assets of the Corporation is to be acted on at the meeting, notice and a copy of the proposed business must be given no less than 25 days nor more than 60 days before the date of the meeting. The notice shall state the place, date and time of the meeting. Notice of a special meeting must also indicate the purpose or purposes for which the meeting is called. If business other than the election of the Board of Directors will be conducted at an annual meeting, the notice shall indicate the business to be conducted.

Section 2.4. Waiver of Notice. A shareholder may waive notice of a meeting in writing or by electronic transmission and delivered to the Corporation for inclusion in the minutes or filing in the corporate records, or by attending the meeting either in person or by proxy.

Section 2.5. Shareholders Entitled to Notice of or Vote. For the purpose of determining which shareholders are entitled to notice of a meeting or to vote at a meeting, the Board of Directors may order that the corporate stock transfer ledger be closed no more than 70 days prior to a meeting. The list of shareholders as of the date the corporate stock transfer ledger is closed will be those shareholders who are entitled to notice or to vote at a meeting.

Section 2.6. Quorum. Quorum for a shareholders meeting is a majority of the votes entitled to be cast, whether in person or by proxy, except as otherwise provided by law or by the Articles of Incorporation. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. Adjournment of any meeting of the shareholders shall be by majority vote of the shares present and entitled to vote. If a quorum is not present at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting without notice other than announcement of the new time and place for the adjourned meeting. Any business that may have been transacted at the originally noticed meeting may be conducted at the adjourned meeting where a quorum is present or represented by proxy.

Section 2.7. Shareholder Voting. Each outstanding share of common stock entitled to vote as shown on the corporate stock transfer ledger will have one vote. An act of the shareholders is made when a quorum is present and the votes case in favor of the action exceed the number of votes cast opposing the action, unless the vote of a greater number of shares is otherwise required by law or the Articles of Incorporation.

Section 2.8. Shareholder Consent in Lieu of Meeting. Any action required or permitted to be adopted or taken at any annual or special meeting of the shareholders may be adopted or taken without a meeting, and without prior notice, if a written consent is signed by holders of outstanding shares having not less than the minimum number of votes that would be required to adopt or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders holding a sufficient number of shares in accordance with the preceding sentence, and delivered to the Corporation for including in the minutes or filing in the corporate records.

ARTICLE III

THE BOARD OF DIRECTORS

Section 3.1. Duties, Number, Election, Term and Qualification. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of two Directors. Directors need not be residents of the Commonwealth of Virginia nor shareholders of the Corporation unless provided otherwise by the Articles of Incorporation. The Directors, other than the initial Board of Directors, shall be elected at the annual meeting of the shareholders. Each Director shall serve until the next annual shareholder’s meeting following his or her election or until his or her successor is elected and qualified. The initial Board of Directors shall hold office until the first annual meeting of the shareholders. The Board of Directors shall have all of the powers available under law and may exercise all such powers of the Corporation and do all such lawful acts that are not required to be exercised or done by the shareholders by law, the Articles of Incorporation or these Bylaws.

Section 3.2. Removal. One or more Directors may be removed from office, with or without cause, by a majority vote of the shareholders entitled to vote on the matter.

Section 3.3. Vacancies. Unless provided otherwise in the Articles of Incorporation, any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors or by a vote of the shareholders. A Director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. A Director elected to fill a new position on the Board of Directors shall serve until the next annual meeting of the shareholders or until his or her successor is elected and qualified.

Section 3.4. Books and Records. The Directors may keep the books of the Corporation outside of the Commonwealth of Virginia, except those records required by law to be kept within the state, at such place or places as they may from time to time determine.

Section 3.5. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, may fix the compensation of Directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. Location of Meetings. Meetings of the Board of Directors, whether regular or special, may be held either within or without the Commonwealth of Virginia at any location the Board of Directors may from time to time establish or as set forth in the notice of a meeting.

Section 4.2. Annual Meetings. The annual meeting of the Board of Directors shall be held at such time and place and on such date in each year, within or without the Commonwealth of Virginia, as may be determined by the Board of Directors. The Board may transact any business that comes before it at any regular meeting of the Board.

Section 4.3. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, or by the written request of any two Directors in office at that time. The Secretary shall give notice of each special meeting of the Board of Directors in any manner permitted by the VSCA, which shall specify the time and place of the meeting, at least 24 hours prior to the meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which all Directors are present, even without notice of the meeting, any business may be transacted and any Director may waive notice of any special meeting.

Section 4.4. Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless a Director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and thereafter does not vote or consent to action taken at the meeting. The notice or waiver of notice for any meeting of the Board of Directors is not required to state the business to be transacted at, or the purpose of, any meeting of the Board of Directors.

Section 4.5. Quorum. Unless a greater number is required by these Bylaws or by law, a quorum of the Board of Directors consists of a majority of the fixed number of Directors. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6. Voting. Each Director will have one vote. The affirmative vote of a majority of the Directors will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or by law.

Section 4.7. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and delivered to the Corporation for inclusion in the minutes or filing in the corporate records.

Section 4.8. Participation by Telephone Conference. Any or all Directors may participate in a meeting of the Board of Directors through the use of any means of communication by which all Directors participating may simultaneously hear each other during the meeting.

ARTICLE V

OFFICERS

Section 5.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer a Treasurer and a Secretary. The Board of Directors, in their discretion, may also appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and any other officers and agents as it shall deem necessary. Officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers shall be elected or appointed at the annual meeting of the Board of Directors to serve a term of one year or such other term as provided by resolution of the Board of Directors. Each officer shall serve the term of office for which he or she is elected or appointed or until his or her successor has been elected and qualified. Any two offices may be held by the same person.

Section 5.2. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.3. Removal and Vacancies. Any officer may be removed at any time by the Board of Directors, with or without cause. Appointment as an officer does not create any contract rights in such office for officer so appointed. Any vacancy in an office of the Corporation shall be filled by the Board of Directors.

Section 5.4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or the Board of Directors.

Section 5.5. Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and shall have general supervision of and responsibility for the business of the Corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. If there is no Chairman of the Board, or in the absence or disability of the Chairman of the Board, he or she shall be responsible for setting policy and direction under the general guidance of the Board of Directors and shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent of the Corporation. The Chief Executive Officer shall perform any other duties as may from time to time be delegated to him or her by the Board of Directors.

Section 5.6. Vice President(s). In the absence or disability of the Chief Executive Officer, or at the direction of the Chief Executive Officer, the Vice President, if any, shall perform the duties and exercise the powers of the Chief Executive Officer. If the Corporation has more than one Vice President, the one designated by the Board of Directors shall act in the absence of the Chief Executive Officer. Vice Presidents shall perform the duties and have the powers that the Board of Directors may from time to time assign to them.

Section 5.7. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the acts and proceedings of the shareholders and the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. The Secretary shall have custody of the corporate seal of the Corporation and shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. The Secretary shall perform any additional duties and have any additional powers the Board of Directors may from time to time assign to him or her. In the absence or disability of the Secretary or at the direction of the Chief Executive Officer, the Assistant Secretary, if any, may perform the duties and exercise the powers of the Secretary.

Section 5.8. Treasurer and Assistant Treasurers. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall maintain full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall make reports of the same to the Board of Directors and the Chief Executive Officer upon request. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all duties as may be assigned to him or her from time to time by the Board of Directors. The Assistant Treasurer, if any, shall in the absence or disability of the Treasurer or at the direction of the Chief Executive Officer perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

STOCK CERTIFICATES

Section 6.1. Stock Certificates. Certificates that represent shares of stock in the Corporation will be in the form determined by the Board of Directors. Certificates will be signed by the Chief Executive Officer and Secretary of the Corporation. Certificates will be consecutively numbered. The name and address of the person receiving the issued shares, the certificate number, the number of shares, and the date of issue will be recorded by the secretary of the Corporation in the corporate stock transfer ledger.

Section 6.2. Signatures. Any or all of the signatures on a certificate may be facsimiles. If any officer who signs or whose facsimile signature is placed upon a stock certificate ceases to be such officer before the stock certificate is issued, it may be issued by the Corporation with the same effect as if he or she was that officer at the date of its issue.

Section 6.3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any stock certificate previously issued by the Corporation that is alleged to have been lost or destroyed. When authorizing the issue of a new stock certificate, the Board of Directors, in its discretion and as a condition precedent to its issuance, may prescribe any terms and conditions as it deems expedient and may require any indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any stock certificate alleged to be lost or destroyed.

Section 6.4. Transfer of Shares. Upon surrender to the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

Section 6.5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1. Dividends. Subject to the provisions of the Articles of Incorporation or the VSCA, dividends may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation or the VSCA. Before payment of a dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, or for any other purpose as the Directors determine is in the interest of the Corporation.

Section 7.2. Checks. All checks, demands for money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.4. Corporate Seal. If the Board of Directors determines that there should be a corporate seal for the Corporation, it shall be in the form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, or in the event the Board of Directors shall not have determined to adopt a corporate seal, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or her or by his or her assistants on all appropriate papers.

Section 7.5. Execution of Instruments. The Chief Executive Officer, the Chief Financial Officer, the Secretary and the Treasurer each may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may authorize any other officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 7.6. Article Titles and Subtitles. The Article titles and Section subtitles found in these Bylaws are intended solely to organize the provisions of the Bylaws and are not intended to limit, append, expand or otherwise interpret any provision found herein.

ARTICLE VIII

AMENDMENTS

Section 8.1. Amendments. These Bylaws may be altered, amended or repeal, and new Bylaws may be made, by the shareholders, and by the Board of Directors unless (1) the Articles of Incorporation or the VSCA reserves this power exclusively to the shareholders in whole or in part or (2) the shareholders, in altering, amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not alter, amend or repeal such bylaw.